UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

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FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP

JCP SINGLE-ASSET PARTNERSHIP, LP

JCP INVESTMENT PARTNERS, LP

JCP INVESTMENT HOLDINGS, LLC

JCP INVESTMENT MANAGEMENT, LLC

JAMES C. PAPPAS

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

BANDERA MASTER FUND L.P.

BANDERA PARTNERS LLC

GREGORY BYLINSKY

JEFFERSON GRAMM

LAKE TRAIL MANAGED INVESTMENTS LLC

LAKE TRAIL CAPITAL LP

LAKE TRAIL CAPITAL GP LLC

THOMAS W. PURCELL, JR.

JOSHUA E. SCHECHTER

JOHN B. MORLOCK

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of JCP’s slate of highly qualified director nominees to the Board of Directors of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 1, 2017, JCP issued the following press release, which was also posted to www.FixFiesta.com:

JCP COMMENTS ON GLASS LEWIS RECOMMENDATION REGARDING UPCOMING FIESTA RESTAURANT GROUP ANNUAL MEETING

JCP Reiterates Need for Accountability Following Significant Destruction of Stockholder Value Under Incumbents’ Watch

JCP Encourages Stockholders to vote the GOLD Proxy to Elect John B. Morlock and James C. Pappas

HOUSTON, TX, June 1, 2017 – JCP Investment Management, LLC, together with its affiliates and the other participants in its solicitation (collectively, “JCP” or “we”), collectively one of the largest stockholders of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ:FRGI), with aggregate ownership of approximately 9.0% of the Company’s outstanding shares, today commented on Glass, Lewis & Co., LLC’s (“Glass Lewis”) recommendation regarding the election of director candidates to Fiesta’s Board of Directors (the “Board’) at the Company’s upcoming Annual Meeting to be held on June 7, 2017.

Given our commitment to good corporate governance, belief in our ability to unlock stockholder value, and our belief in what all shareholders want, we would immediately advocate to:

•	Destagger the Board, and
•	Have New Shareholder Representation

JCP is pleased that Glass Lewis acknowledged that Fiesta’s “financial performance has been substandard and disappointing”1 and that “[s]uch financial underperformance could understandably lead some shareholders to rationalize that the Company’s incumbent directors need to be held accountable and removed from the board.” However, JCP is disappointed that Glass Lewis appears to have viewed the Board’s logical responses to JCP’s involvement as “proactive steps to address the relevant issues at hand.”

We would highlight to stockholders and advisory firms that the following occurred only after JCP’s public involvement:

•	CEO was replaced. Given the 5-month gap without a permanent CEO, it is evident the Board was not prepared with a succession plan
o	Notably, new CEO Rich Stockinger was not added to the Board upon his appointment as CEO. He was added after JCP questioned his lack of addition during settlement discussions
•	3 new directors with restaurant industry experience were added to the Board (including the CEO). However, no non-executive director has stepped down from the Board
•	Fiesta’s “Strategic Renewal Plan” was released
•	The first purchase of Fiesta shares by an incumbent director was made

1 Permission to quote from the Glass Lewis report was neither sought nor obtained. Emphases have been added by JCP.

As such, we view the Board’s response as reactions to our suggestions rather than evidence of proactive engagement. Glass Lewis seemingly agrees with JCP’s assessment with regards to the poor shareholder returns and lack of restaurant industry experience prior to JCP’s involvement:

  “Notably, the Company’s TSR has materially trailed the median returns of the Industry Peer Group and the Russell 2000 Restaurant Index for each of the selected periods [since JCP’s Schedule 13D filing, 1-year, 2-year, 3-year and since Fiesta’s spin-off]. This suggests to us that the Company’s TSR performance, on both an absolute and relative basis, has not only been adversely impacted by industry headwinds facing other fast casual restaurants, but also by company-specific issues that have resulted in the underperformance of the Company’s shares.”
  “Based on the biographical information presented in the Company’s proxy statement, none of the six legacy independent directors appear to us to have any operational experience in the restaurant sector…which we believe is quite surprising for a restaurant firm such as FRGI.”
  “In our view, the lack of restaurant operation experience at the board level might raise some concerns as to whether the Company’s board had the appropriate background mix to be able to ask the right questions and truly hold management accountable as opposed to perhaps simply deferring to management.”

While we agree with many of the steps taken subsequent to our involvement, we do not believe that retaining the current Board as structured adequately holds the Board accountable for the poor operating and price performance at Fiesta. If elected, our highly qualified nominees, John B. Morlock and James C. Pappas, eagerly look forward to working with new CEO Rich Stockinger and the other members of the Board to restore stockholder value. With our significant investment in the Company, we believe our interests are better aligned with public stockholders to bring proactive accountability to the Board. As we’ve stated in our presentation, we believe Fiesta is significantly undervalued relative to its potential.

FIESTA STOCKHOLDERS – VOTE TO RESTORE ACCOUNTABILITY AND THE VALUE OF YOUR INVESTMENT BY VOTING THE GOLD PROXY CARD TODAY

The time for accountability is now. We urge stockholders to send a clear message to the Board that Fiesta’s continued underperformance and pattern of entrenchment will not be tolerated by voting the GOLD proxy to elect our highly qualified candidates John B. Morlock and James C. Pappas.

VOTE THE GOLD PROXY CARD TO ELECT JOHN B. MORLOCK AND JAMES C. PAPPAS TODAY

If you have any questions, or require assistance with your vote, please contact InvestorCom, toll-free at (877) 972-0090, call direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure. JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contacts:

James C. Pappas

JCP Investment Management, LLC

(713) 333-5540

John Glenn Grau

InvestorCom

(203) 972-9300

Media Contact:

Gotham Communications

Bill Douglass, (646) 504-0890

bill@gothamcomm.com